SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.


Date of Report (Date of earliest event reported) September 5, 1996

                                 JeffBanks, Inc.
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             (Exact name of registrant as specified in its charter)




Pennsylvania                       0-22850                     23-2189480
(State or other jurisdiction of  (Commision File            (I.R.S. Employer
incorporation or organization)      Number)                Identification No.)

1609 Walnut Street
Philadelphia, PA                                        19103
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including
  area code                                          215-564-5040

                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5. Other Events

         On September 5, 1996, the registrant entered in to an Agreement and Plan of Merger with United Valley Bancorp, Inc. ("UVBI") and its wholly-owned subsidiary, United Valley Bank ("UVB"), pursuant to which the registrant has agreed to acquire UVBI and its subsidiaries, including UVB. Under the terms of the Merger Agreement, on the Merger Effective Date, each share of UVBI common stock will become .339 of a share of registrant's common stock and UVBI would become a wholly owned subsidiary of registrant. The transaction, which registrant anticipates will be treated as a pooling of interests for accounting purposes, is subject to the completion of certain conditions, including the receipt of approvals from banking and other regulatory authorities.

Item 7. Financial Statements and Exhibits

         a)  Financial statements.  N/A

         b)  Pro forma financial information. N/A

         c)  Exhibits
               Exhibit 2: Agreement and Plan of Merger (excluding exhibits and schedules thereto)

                                   Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 10, 1996                            JeffBanks, Inc.


                                                   By:/s/Betsy Z. Cohen
                                                      -------------------
                                                      Betsy Z. Cohen,
                                                      Chairman and
                                                      Chief Executive Officer
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